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EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT

Subsidiaries - Direct/wholly-owned                                                   State of Incorporation
----------------------------------                                                   ----------------------
Community Bank                                                                                Alabama
Community Bank                                                                                Tennessee

Subsidiaries - Indirect/wholly-owned by Community Bank (Alabama)

Community Appraisals, Inc.                                                                    Alabama
Community Insurance Corporation                                                               Alabama
1st Community Credit Corporation                                                              Alabama





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